Exhibit 10.3

AEROVIRONMENT, INC.
EXECUTIVE SEVERANCE PLAN

Amended and Restated Effective December 3, 2024

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Exhibit 10.3

TABLE OF CONTENTS

Page

I. INTRODUCTION1

II. ELIGIBILITY1

A. Eligibility Criteria1

B. Requirements for Receiving Plan Benefits1

C. Glossary of Certain Important Plan Terms2

III. PLAN BENEFITS FOR QUALIFYING TERMINATIONS7

A. Termination due to death or Disability7

B. Termination by the Company without Cause – no Change in Control7

C. Termination by the Company without Cause or by you for Good Reason – Change in Control within 3 months after Termination8

D. Termination by the Company without Cause or by you for Good Reason within 18 months after a Change in Control9

IV. SUMMARY TABLE OF PLAN BENEFITS9

V. OTHER CONSIDERATIONS12

A. Other Plans12

B. Reemployment and Repayment13

C. Tax Information13

D. Section 280G13

E. Section 409A14

F. Employment Issues14

G. Assignment; Non-transferability; Successors15

H. Governing Law..15

I. No Duty to Mitigate15

J. Complete Statement of Plan.15

K. No Third-Party Beneficiaries.15

L. Notices.15

Appendix AA-1

Inquiries and ClaimsA-1

Situations That Can Affect Your Plan BenefitsA-1

Other Important Information about the PlanA-2

Changes to the PlanA-2

Administrator and AdministrationA-2

Claim Review Process for Plan BenefitsA-3

Final Dispute ResolutionA-5

Discretionary AuthorityA-6

Exhibit A — List of Key Employees

Exhibit B — Release of All Claims and Potential Claims & Code of Business Conduct and Ethics Disclosure Statement

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Exhibit 10.3

I.	INTRODUCTION

The purpose of the AeroVironment, Inc. Executive Severance Plan (as amended, the “Plan”) is to provide severance protection to eligible employees of AeroVironment, Inc. (the “Company”) and its participating affiliates. The Plan provides for severance payments and other benefits (collectively “Plan Benefits”) to eligible employees who have a Qualifying Termination (defined below) and who meet all of the other conditions of the Plan.

This document constitutes the plan document under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for the Plan as amended and restated effective December 3, 2024 (the “Effective Date”). It describes the eligibility criteria and Plan Benefits available to eligible employees.

You must read each provision of this document as a part of the whole summary. A single statement, read out of context, may be misleading. The Plan provides benefits to a select group of management or highly compensated employees of the Company and therefore fits within the “top hat” plan exception to many of the requirements of ERISA.

II.	ELIGIBILITY
A.	Eligibility Criteria

You are an eligible employee for purposes of the Plan only if you are the Chief Executive Officer of the Company (the “CEO”) or if the Company designates you as a “Key Employee” under the Plan. Upon designation as a Key Employee, the Company shall also designate you as either a Tier 1 Key Employee or a Tier 2 Key Employee.  The CEO shall be a Tier 1 Key Employee. The Company may designate Key Employees and assign a Key Employee to a tier in such circumstances as the Company determines make the provision of Plan Benefits appropriate. The determination of Key Employees will be made consistent with the requirement that the Plan be a top hat plan for purposes of ERISA. The list of Key Employees under the Plan as of the Effective Date is attached as Exhibit A hereto, which exhibit shall be updated from time to time to reflect the designation of additional Key Employees. You will not be an eligible employee if you are not the CEO or designated as a Key Employee by the Company.

If you are the CEO, you are entitled to participate in the Plan for as long as you are the CEO and the Plan is maintained by the Company. If the Company designates you as a Key Employee, you are entitled to participate in the Plan for as long as the Plan is maintained by the Company, unless you agree to a material adverse change in your authority, duties, or responsibilities (including reporting responsibilities) from your authority, duties, and responsibilities as in effect when you were first designated a Key Employee.

B.	Requirements for Receiving Plan Benefits

If you are a Key Employee, you will be eligible to receive Plan Benefits only if each of the following applies to you:

●	you have a Qualifying Termination;

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●	you timely sign and do not revoke a waiver and release of claims against the Company and its affiliates and other related parties that becomes effective and irrevocable within the time frame set forth in Section III below (a “Full Release”);
●	you continue to comply with the terms of the Full Release and the Company’s standard form of confidential information and inventions assignment agreement and/or other agreements regarding non-competition, non-solicitation, non-disparagement, confidentiality, assignment of inventions or other similar covenants between such Eligible Employee and the Company (the “Restrictive Covenants”), including all post-termination obligations contained therein. In addition to all other rights and remedies available to the Company under law or in equity, the Company shall be entitled to withhold all Plan Benefits payable under this Plan in the event of your breach of the Full Release or the Restrictive Covenants; and
●	you meet all other requirements of the Plan.
C.	Glossary of Certain Important Plan Terms

Under the Plan, the following terms have the following meanings:

“Base Salary Amount” means the greater of your annual base salary (a) at the rate in effect on your Termination Date or (b) if your termination occurs within 18 months following a Change in Control, at the highest rate in effect at any time during the 180-day period prior to a Change in Control. Base Salary Amount includes all amounts of your base salary that are deferred under any qualified or non-qualified employee benefit plan of the Company or any other agreement or arrangement.
“Beneficial Owner” has the meaning as used in Rule 13d-3 promulgated under the Exchange Act. The terms “Beneficially Owned” and “Beneficial Ownership” each has a correlative meaning.
“Board” means the Board of Directors of the Company.
“Bonus Amount” means the annual target bonus established under any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which your termination occurs (or your annual target bonus in respect of the most recently completed fiscal year if your termination occurs prior to the establishment of an annual target bonus for the fiscal year in which your termination occurs). Bonus Amount includes only the short-term cash incentive portion of the annual bonus and does not include equity awards or other long-term incentive compensation awarded to you.
“Cause” will be defined as that term is defined in your offer letter or other applicable employment agreement. If there is no such definition, “Cause” means, as determined by the Company in its sole discretion:
(a)being convicted for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic related offenses or as a result of vicarious liability);

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(b)willfully engaging in illegal conduct or gross misconduct that would (i) adversely affect the business or the reputation of the Company or any of its affiliates with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (ii) expose the Company or any of its affiliates to a risk of civil or criminal legal damages, liabilities, or penalties; however, no act or failure to act on your part will be considered “willful” unless done or omitted to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company; or
(c)failing to perform your duties in a reasonably satisfactory manner that, to the extent capable of cure, has remained uncured for a period of 30 days following receipt of a Notice of Termination from the Company, or upon its recurrence.
A termination for Cause includes a termination following which the Company determines that circumstances existing prior to your termination or during the payment of Plan Benefits would have entitled the Company or an affiliate to have terminated you for Cause. All rights you may have under the Plan will be suspended automatically during the pendency of any investigation by the Company or during any negotiations between the Company and you concerning any actual or alleged act or omission by you of the type described in the applicable definition of Cause.
“Change in Control” of the Company means, and will be deemed to have occurred upon, any of the following events:
(a)The acquisition by any Person of Beneficial Ownership of 30% or more of the outstanding voting power; provided, however, that the following acquisitions will not constitute a Change in Control for purposes of this subparagraph (a): (i) any acquisition directly from the Company; (ii) any acquisition by the Company or any of its Subsidiaries; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subparagraph (c) below; or
(b)Individuals who at the beginning of any two-year period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company during such two-year period and whose election or whose nomination for election by the Company’s stockholders, to the Board was either (i) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents, or an actual or threatened tender offer; or
(c)Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the outstanding shares and outstanding voting securities immediately prior to such Business Combination own, directly or indirectly, more than

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50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities (provided, however, that for purposes of this clause (i) any shares of common stock or voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or outstanding voting securities immediately prior to such Business Combination will not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such Person owned 30% or more of the outstanding shares or outstanding voting securities immediately prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement or the action of the Board providing for such Business Combination; or
(d)Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.
For purposes of clause (c), any Person who acquires outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination, of outstanding voting securities of both the Company and the entity or entities with which the Company is combined shall be treated as two Persons after the Business Combination, who shall be treated as owning outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination of, respectively, outstanding voting securities of the Company, and of the entity or entities with which the Company is combined.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any amount hereunder that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event shall only constitute a Change in Control for purposes of the payment timing of such amount if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

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“Continuation Period” means (a) if you are a Tier 1 Key Employee, a period of 12 months following the Termination Date, and (b) if you are a Tier 2 Key Employee, a period of 12 months following the Termination Date.
“Continuation Period Benefits” means the Company’s provision (at its expense) to you and your dependents and beneficiaries of the same or equivalent life insurance, disability, medical, dental, and hospitalization benefits provided to other similarly situated executives who continue in the employ of the Company during the Continuation Period, subject to the terms and conditions and limitations of the Company (or affiliate) plan under which such benefits are provided. If the Company cannot provide the foregoing benefits in a manner that is compliant with applicable law or the terms of the applicable plan, instead of providing the benefits as set forth above, the Company shall instead pay you the monthly premium amount for such benefits (determined by reference to the premiums in effect immediately prior to the Termination Date) as a taxable monthly payment for the Continuation Period (or any remaining portion thereof). The Company may reduce its provision of any benefits if you become eligible to obtain such benefits pursuant to a subsequent employer’s benefit plans, as long as the coverage and benefits of the combined benefit plans are no less favorable to you than the coverage and benefits required to be provided hereunder.
“Disability” will be defined as that term is defined in your offer letter or other applicable employment agreement. If there is no such definition, “Disability” means an incapacity that has resulted in your qualification to receive long-term disability benefits under the Company’s long term disability plan or, if you are not covered by the Company’s long term disability plan, incapacity that results in a determination by the Social Security Administration that you are entitled to a Social Security disability benefit.

“Equity Award” means each outstanding and unvested equity award held by a Key Employee granted pursuant to an equity plan, including, without limitation, each restricted stock, stock option, restricted stock unit, performance stock unit or other equity award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Good Reason” will be defined as that term is defined in your offer letter or other applicable employment agreement. If there is no such definition, “Good Reason” means the occurrence of any of the following events without your written consent:
(a)(i) Any material adverse change in your authority, duties, or responsibilities (including reporting responsibilities) from your authority, duties, and responsibilities as in effect at any time within three months preceding the date of the Change in Control or at any time thereafter, or (ii) (A) if you are an executive officer of the Company a significant portion of whose responsibilities relate to the Company’s status as a public company, your failure to continue to serve as an executive officer of a public company and/or (B) your ceasing to serve as an executive officer of the ultimate parent entity of the Company (or its successor), in each case except in connection with the termination of your employment for Disability, for Cause, as a result of your death, or by you other than for Good Reason; or
(b)A material reduction in your base salary or target annual bonus opportunity; or

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(c)The imposition of a requirement that you be based at any place outside a 60-mile radius from your principal place of employment immediately prior to the Change in Control except for reasonably required travel on Company business that is not materially greater in frequency or duration than prior to the Change in Control; or
(d)Any material breach by the Company of the Plan with respect to you or of any employment agreement with you.
In order to terminate for Good Reason, you must (a) reasonably determine in good faith that a Good Reason condition has occurred; (b) notify the Company in writing of the occurrence of the condition within 90 days; (c) cooperate in good faith with the Company’s efforts, for a period of not less than 30 days following such written notice, to remedy the condition (after which time the condition still exists); and (d) terminate employment within 60 days after that remedy period.
“Notice of Termination” means a written notice from you or the Company of the termination of your employment, which indicates the specific termination provision in the Plan relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.
“Person” has the meaning as defined in Section 3(a)(9) of the Exchange Act and used in Section 13(d) or 14(d) of the Exchange Act, and will include any “group” as such term is used in such sections.
“Prior Period Bonus” means, with respect to any Key Employee, the Key Employee’s earned but unpaid annual bonus, if any, for the Company’s fiscal year ending immediately prior to the fiscal year in which the Termination Date occurs. For clarity, if the Termination Date occurs on or after the date on which the Company pays annual bonuses for the fiscal year ending immediately prior to the fiscal year in which the Termination Date occurs, then there shall be no Prior Period Bonus.
“Pro Rata Bonus” means an amount equal to the Bonus Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the then-current fiscal year through and including the Termination Date and the denominator of which is 365.
“Subsidiary” means any corporation with respect to which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.
“Termination Date” means (a) in the case of your death, your date of death, (b) in the case of the termination of your employment by you for Good Reason, the date of your termination after the Company’s cure period, and (c) in all other cases, the date specified in the Notice of Termination, provided that if your employment is terminated by the Company for Cause based on a failure to perform your duties in a way that is capable of cure or due to Disability, the date specified in the Notice of Termination will be at least 30 days after the date the Notice of Termination is given to you. Anything in this Plan to the contrary notwithstanding, a transfer of employment from the Company to an affiliate or vice versa shall not be considered a termination of employment for purposes of this Plan.

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“Tier 1 Key Employee” means the CEO.
“Tier 2 Key Employee” means any Key Employee designated by the Administrator to be a Tier 2 Key Employee.
III.	PLAN BENEFITS FOR QUALIFYING TERMINATIONS

If you are a Key Employee for purposes of the Plan and you incur one of the following “Qualifying Terminations,” you must satisfy the following additional requirement before becoming eligible to receive the Plan Benefits specified below: you must provide the Company with a Full Release in a form satisfactory to the Company and similar to the agreement set forth in Exhibit B (with such changes as may be reasonably required to such form to help ensure its enforceability in light of any changes in applicable law) pursuant to which you fully and completely release the Company from all claims that you may have against the Company (other than any claims that may arise or have arisen under the Plan or that cannot be released under applicable law). The Full Release must become effective in accordance with its terms prior to the date that is 30 days (or such longer period to the extent required by applicable law, but in no event more than 60 days) following the Termination Date (including the expiration of any revocation period thereunder without your revocation of the Full Release).

A.	Termination due to death or Disability

A termination of your employment due to your death or Disability while you are eligible for benefits under the Plan constitutes a “Qualifying Termination.” Upon a Qualifying Termination due to death or Disability, you will become eligible for the following payments and benefits:

(a)If you are a Tier 1 Key Employee, you will be entitled to receive: (1) a Pro Rata Bonus, (2) your Prior Period Bonus, (3) 1.5 times the sum of your Base Salary Amount and your Bonus Amount, and (4) Continuation Period Benefits; or

(b)If you are a Tier 2 Key Employee, you will be entitled to receive: (1) a Pro Rata Bonus, (2) your Prior Period Bonus, (3) 1.0 times the sum of your Base Salary Amount and your Bonus Amount, and (4) Continuation Period Benefits.

Your Pro Rata Bonus, Base Salary Amount and Bonus Amount will be paid in a single lump sum cash payment 30 days after the Termination Date. Your Prior Period Bonus will be paid when annual bonuses are paid to the Company’s employees generally, but in all events within 75 days following the last day of the fiscal year to which such Prior Period Bonus relates.

B.	Termination by the Company without Cause – no Change in Control

A termination of your employment by the Company without Cause while you are eligible for benefits under the Plan, where a Change in Control has not occurred within 18 months before or 3 months after your termination, constitutes a “Qualifying Termination.” If you are so terminated by the Company, you will become eligible for the following payment and benefits:

(a)If you are a Tier 1 Key Employee, you will be entitled to receive: (1) a Pro Rata Bonus, (2) your Prior Period Bonus, (3) 1.5 times the sum of your Base Salary Amount and your

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Bonus Amount, and (4) Continuation Period Benefits; or

(b)If you are a Tier 2 Key Employee, you will be entitled to receive: (1) a Pro Rata Bonus, (2) your Prior Period Bonus, (3) 1.0 times the sum of your Base Salary Amount and your Bonus Amount, and (4) Continuation Period Benefits.

Your Pro Rata Bonus, Base Salary Amount and Bonus Amount will be paid in a single lump sum cash payment 30 days after the Termination Date. Your Prior Period Bonus will be paid when annual bonuses are paid to the Company’s employees generally, but in all events within 75 days following the last day of the fiscal year to which such Prior Period Bonus relates.

C.	Termination by the Company without Cause or by you for Good Reason – Change in Control within 3 months after Termination

A termination of your employment by the Company without Cause or by you for Good Reason within three months before a Change in Control, while you are eligible for benefits under the Plan, constitutes a “Qualifying Termination.” If your employment is terminated by the Company without Cause or by you for Good Reason within three months before a Change in Control, you will become eligible for the following payments and benefits:

(a)If you are a Tier 1 Key Employee, you will be entitled to receive: (1) a Pro Rata Bonus, (2) your Prior Period Bonus, (3) 2.5 times the sum of your Base Salary Amount and your Bonus Amount, (4) immediate vesting of your outstanding time-vesting Equity Awards, (5) Continuation Period Benefits, and (6) unless you have already accepted an offer of employment, outplacement services suitable to your position until the end of the Continuation Period (or, if earlier, when you accept an offer of employment); or

(b)If you are a Tier 2 Key Employee, you will be entitled to receive: (1) a Pro Rata Bonus, (2) your Prior Period Bonus, (3) 1.5 times the sum of your Base Salary Amount and your Bonus Amount, (4) immediate vesting of your outstanding time-vesting Equity Awards, (5) Continuation Period Benefits, and (6) unless you have already accepted an offer of employment, outplacement services suitable to your position until the end of the Continuation Period (or, if earlier, when you accept an offer of employment).

If you have already received (or are due) any Plan Benefits under Section III.B above (for a termination by the Company without Cause absent a Change in Control), the Plan Benefits for which you are eligible under this Section III.C will be reduced accordingly and you will only be eligible for any Plan Benefits over and above paid Plan Benefits.

Your Pro Rata Bonus, Base Salary Amount, and Bonus Amount (after reducing the amounts by any amounts paid under Section III.B) will be paid in a single lump sum cash payment 30 days after the Change in Control. Your Prior Period Bonus will be paid when annual bonuses are paid to the Company’s employees generally, but in all events within 75 days following the last day of the fiscal year to which such Prior Period Bonus relates. The vesting of any Equity Awards pursuant to this Section III.C will occur effective upon the Change in Control (or, if later, the effective date of the Release).

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D.	Termination by the Company without Cause or by you for Good Reason within 18 months after a Change in Control

A termination of your employment by the Company without Cause or by you for Good Reason within 18 months after a Change in Control, while you are eligible for benefits under the Plan, constitutes a “Qualifying Termination.” If you are terminated by the Company without Cause or you terminate your employment with the Company for Good Reason within 18 months after a Change in Control, you will become eligible for the following payments and benefits:

(a)If you are a Tier 1 Key Employee, you will be entitled to receive: (1) a Pro Rata Bonus, (2) your Prior Period Bonus, (3) 2.5 times the sum of your Base Salary Amount and your Bonus Amount, (4) immediate vesting of your outstanding time-vesting Equity Awards, (5) vesting of any performance-based Equity Awards as provided in the applicable Equity Award agreement, (6) Continuation Period Benefits, and (7) outplacement services suitable to your position until the end of the Continuation Period (or, if earlier, when you accept an offer of employment); or

(b)If you are a Tier 2 Key Employee, you will be entitled to receive: (1) a Pro Rata Bonus, (2) your Prior Period Bonus, (3) 1.5 times the sum of your Base Salary Amount and your Bonus Amount, (4) immediate vesting of your outstanding time-vesting Equity Awards, (5) vesting of any performance-based Equity Awards as provided in the applicable Equity Award agreement, (6) Continuation Period Benefits, and (7) outplacement services suitable to your position until the end of the Continuation Period (or, if earlier, when you accept an offer of employment).

Your Pro Rata Bonus, Base Salary Amount, and Bonus Amount will be paid in a single lump sum cash payment 30 days after the Termination Date. Your Prior Period Bonus will be paid when annual bonuses are paid to the Company’s employees generally, but in all events within 75 days following the last day of the fiscal year to which such Prior Period Bonus relates.

IV.	SUMMARY TABLE OF PLAN BENEFITS

Below is a table summarizing the severance benefits discussed above for Qualifying Terminations. If there is any conflict between the terms above and the table below, the terms above will control.

	Termination by Company without Cause	Termination by you for Good Reason	Termination for death or Disability
No Change in Control	Tier 1 Key Employee: Cash ● Pro Rata Bonus ● Prior Period Bonus	(Not a Qualifying Termination)

Tier 1 Key Employee:

Cash

● Pro Rata Bonus

● Prior Period Bonus

●
1.5x Base Salary Amount + Bonus Amount

Equity

● No special treatment

Other

● Continuation Period Benefits

Tier 2 Key Employees:

Cash

● Pro Rata Bonus

● Prior Period Bonus

●
1x Base Salary Amount + Bonus Amount

Equity

● No special treatment

Other

● Continuation Period Benefits

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● 1.5x Base Salary Amount + Bonus Amount Equity ● No special treatment Other ● Continuation Period Benefits
Tier 2 Key Employees: Cash ● Pro Rata Bonus ● Prior Period Bonus ● 1x Base Salary Amount + Bonus Amount Equity ● No special treatment Other ● Continuation Period Benefits
Change in Control within 3 months after termination

Tier 1 Key Employees:

Cash

● Pro Rata Bonus

● Prior Period Bonus

●
2.5x Base Salary Amount + Bonus Amount

Equity

● Time-based Equity Awards accelerate

Other

● Continuation Period Benefits

● Outplacement services

These Plan Benefits will be reduced by any Plan Benefits already due or received.

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Tier 2 Key Employees:

Cash

● Pro Rata Bonus

● Prior Period Bonus

●
1.5x Base Salary Amount + Bonus Amount

Equity

● Time-based Equity Awards accelerate

Other

● Continuation Period Benefits

● Outplacement services

These Plan Benefits will be reduced by any Plan Benefits already due or received.

Termination within 18 months after Change in Control

Tier 1 Key Employee:

Cash

● Pro Rata Bonus

●
Prior Period Bonus

● 2.5x Base Salary Amount + Bonus Amount

Equity

● Time-based Equity Awards accelerate

● Performance-based Equity Awards accelerate as provided in award agreements

Other

● Continuation Period Benefits

● Outplacement services

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Tier 2 Key Employees:

Cash

● Pro Rata Bonus

●
Prior Period Bonus

● 1.5x Base Salary Amount + Bonus Amount

Equity

● Time-based Equity Awards accelerate

● Performance-based Equity Awards accelerate as provided in award agreements

Other

● Continuation Period Benefits

● Outplacement services

In no event will a termination for Cause or a voluntary termination by you without Good Reason constitute a Qualifying Termination.

V.	OTHER CONSIDERATIONS
A.	Other Plans

Participation in the Plan does not enhance or reduce the amounts, if any, payable to you under any other benefit plan maintained by the Company or its affiliates. Notwithstanding the foregoing sentence, the Plan Benefits provided are intended to be and are exclusive and in lieu of any other severance and change in control benefits or payments to which a Key Employee may otherwise be entitled, either at law, tort, or contract, in equity, or under the Plan, in the event of any Qualifying Termination. In furtherance of the foregoing, a Key Employee shall not be entitled to any Plan Benefit under this Plan which duplicates a payment or benefit received or receivable by the Key Employee under any individual agreement with the Company, or any other plan, program or arrangement of the Company or any severance or pay in lieu of notice required by applicable law or regulation, including, without limitation, the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar state or local statute, rule or regulation. If a Key Employee has a right to payments or benefits upon a Qualifying Termination that duplicate any Plan Benefit under this Plan, the Plan Benefits shall be reduced, dollar for dollar, by the amount of the duplicate payment(s) and benefit(s).  Such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to a statutory obligation of the Company.

Except to the extent provided above, the Plan will not affect the terms of any outstanding Equity Awards, which will be determined in accordance with the terms and conditions of the Company equity compensation plan(s) under which they were granted and any applicable award agreements. Notwithstanding the foregoing, in the event the Equity Award agreement(s) or the

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equity compensation plan(s) pursuant to which your Equity Awards were granted provide for more favorable treatment of Equity Awards upon a Change in Control or a Qualifying Termination, nothing in this Plan is intended to limit your right to such more favorable treatment as provided in such Equity Award agreement(s) or equity compensation plan(s).

B.	Reemployment and Repayment

You do not have any right to reemployment or any preferential rights for rehire as a result of participation in the Plan.

C.	Tax Information

Your Plan Benefits are taxable to you as ordinary income. This document is not intended to provide a complete description of the tax consequences of the Plan. You are urged to consult with your personal tax advisor before making any decisions. The Company will withhold from any severance such federal and state tax withholdings and other deductions reasonably determined to be required by law, such as those made in order to comply with any court or administratively ordered garnishments from certain Plan Benefits.

D.	Section 280G

Notwithstanding anything contained in the Plan to the contrary, if it is determined that any payment by the Company or any other person or entity to you or for your benefit under the Plan or otherwise, in connection with, or arising out of, your service with the Company or its affiliate or a change in ownership or effective control of the Company or a substantial portion of its assets (a “Payment”) is a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), on account of the aggregate value of the Payments due to you being equal to or greater than three times the “base amount,” as defined in Code Section 280G (the “Parachute Threshold”), so that you would be subject to the excise tax imposed by Code Section 4999, and the net after-tax benefit that you would receive by reducing the Payments to the Parachute Threshold is greater than the net after-tax benefit you would receive if the full amount of the Payments were paid to you, then the Payments payable to you will be reduced (but not below zero) so that the Payments due to you do not exceed the amount of the Parachute Threshold. The foregoing reductions shall be made in a manner that results in the maximum economic benefit to you on an after-tax basis and, to the extent economically equivalent payments or benefits are subject to reduction, in a pro rata manner; provided, further, that, notwithstanding the foregoing, any such reduction shall be undertaken in a manner that complies with and does not result in the imposition of additional taxes on you under Code Section 409A.

All determinations regarding the application of this Section V.D shall be made by a nationally recognized accounting firm or consulting group with experience in performing calculations regarding the applicability of Sections 4999 and 280G of the Code selected by the Company (the “Independent Advisors”).  For purposes of determinations, no portion of the Payments shall be taken into account which, in the opinion of the Independent Advisors, (i) does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Code Section 280G(b)(4)(A)) or (ii) constitutes reasonable compensation for services actually rendered, within the meaning of Code Section 280G(b)(4)(B), in excess of

US-DOCS\154590967.7

the “base amount” (as defined in Code Section 280G(b)(3)) allocable to such reasonable compensation.  The costs of obtaining such determination and all related fees and expenses (including related fees and expenses incurred in any later audit) shall be borne by the Company.

E.	Section 409A

The Plan is not intended to be a deferred compensation plan for purposes of Section 409A of the Code. The Plan will in all respects be interpreted, operated, and administered in accordance with this intent. Payments provided under the Plan will only be made in a manner that complies with or is exempt from Code Section 409A, including exemptions under the “short-term deferral” rule in Treasury Regulation § 1.409A-1(b)(4), and the “two-year, two-time” rule described in Treasury Regulation § 1.409A-1(b)(9). To the extent that any provision in this Agreement is ambiguous as to its compliance with or exemption from Code Section 409A, the provision shall be read in such a manner that no payments payable under this Plan shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. For purposes of Code Section 409A, each installment payment under the Plan shall be treated as a separate payment. For purposes of the Plan, to the extent required to ensure the payments and benefits hereunder comply with, or are exempt from, Code Section 409A, all references to your “termination of employment” shall mean your “separation from service” (as defined in Code Section 409A). Notwithstanding any other term or condition of the Plan, if you are a “specified employee” (as determined by the Company in accordance with Treasury Regulation § 1.409A-1(i)) as of your date of termination), then all payments and benefits that are subject to the requirements of Code Section 409A (determined after taking into account the “short-term deferral” rule in Treasury Regulation § 1.409A-1(b)(4), the “two-year, two-time” rule described in Treasury Regulation § 1.409A-1(b)(9), and any other available exception from such requirements) that would otherwise be payable and benefits that would otherwise be provided under the Plan during the six-month period immediately after your “separation from service” (as defined in Code Section 409A) will instead be paid on the first payroll date after the six-month anniversary of your separation from service (or your death, if earlier). To the extent required by Section 409A of the Code, any reimbursement or in-kind benefit provided under this Plan shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any payments in lieu of the benefits shall be paid no later than the end of your taxable year next following your taxable year in which the benefit or expense was due to be paid; and (iii) any right to reimbursements or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. Notwithstanding the foregoing, the Company has no obligation to take any action to prevent the assessment of any additional tax or penalty on you under Code Section 409A and the Company has any liability to you for such tax or penalty.

F.	Employment Issues

The Plan does not constitute inducement or consideration for the employment of any employee, nor is it a contract between any employee and the Company or any of its affiliates. The Plan does not give any employee the right to continued employment. The Company and its affiliates have the right to hire and terminate any employee at any time, as if the Plan had never been established. The Plan does not provide eligible employees with any right not expressly

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granted by its provisions, and does not provide any benefit without the execution of the Full Release.

G.Assignment; Non-transferability; Successors. No right of a Key Employee to any payment or benefit under this Plan shall be subject to assignment, anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Key Employee or of any beneficiary of the Key Employee. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Plan and agree expressly to perform any of the Company’s obligations under this Plan.  For all purposes under this Plan, the term “Company” shall include any successor to the Company’s and/or Company’s business and/or assets which becomes bound by the terms of the Plan by operation of law.  All of a Key Employee’s rights hereunder shall inure to the benefit of, and be enforceable by, his or her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
H.Governing Law. This Plan is a welfare plan subject to ERISA and it shall be interpreted, administered, and enforced in accordance with that law.  To the extent that state law is applicable, the validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. If any provision hereof shall be held by a court or arbitrator of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.
I. No Duty to Mitigate. No Key Employee shall be required to mitigate, by seeking employment or otherwise, the amount of any payment that the Company becomes obligated to make under this Plan, and, except as expressly provided in this Plan, amounts or other benefits to be paid or provided to a Key Employee pursuant to this Plan shall not be reduced by reason of the Key Employee’s obtaining other employment or receiving similar payments or benefits from another employer.
J.Complete Statement of Plan. This Plan document (which incorporates the applicable Appendix(ces) by reference) contains a complete statement of the Plan’s terms and supersedes all prior statements with respect to the Plan’s terms. No other evidence, whether written or oral, shall be taken into account in interpreting the provisions of the Plan. In the event of a conflict between a provision in this Plan document and any booklet, brochure, presentation, or other communication (whether written or oral), the provision of this Plan document shall control.
K.No Third-Party Beneficiaries.  This Plan shall not give any rights or remedies to any Person other than Key Employees hereunder (or their estates or beneficiaries, in the event of an eligible employee’s death) and the Company.
L.Notices. Any notice required or permitted by this Plan shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be

US-DOCS\154590967.7

sent to a Key Employee at the most recent address on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.

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Exhibit 10.3

Appendix A

This Appendix A includes important information and constitutes part of the Plan.

Inquiries and Claims

To file a claim relating to the Plan, follow the procedures described here.

Inquiries and questions about the Plan may be addressed to the Plan Administrator at the address provided below under the “Plan Administration” section. If you disagree with your benefits under the Plan, you must file a claim within 60 days of your Termination Date. Any legal action for benefits under the Plan must be brought within one year following a final decision on a claim brought in accordance with the Plan’s claims procedures under the “Claim Review Process for Plan Benefits” section below and must be brought in accordance with the “Final Dispute Resolution” section below.

Situations That Can Affect Your Plan Benefits

Some situations could cause a loss or delay of your Plan Benefits.

The Plan is designed to provide Plan Benefits to eligible employees. Some situations could affect Plan Benefits. These situations include the following:

●	Eligibility for the Plan is limited to those eligible employees designated by the Company. You may be in a position such that you are not designated as eligible for the Plan. If you are not designated as an eligible employee, you will not be eligible for Plan Benefits.
●	Eligibility for Plan Benefits is subject to strict deadlines. If you do not meet the deadlines, you will not be eligible for Plan Benefits.
●	Eligibility for Plan Benefits is conditioned on your signing and not revoking a Full Release and separating from employment on a specified date in the manner determined by the Company. If you do not comply with these requirements, you will not be eligible for Plan Benefits.
●	If you voluntarily separate from employment other than for Good Reason, you generally will not be eligible to receive Plan Benefits.
●	If you are designated as an eligible employee under the Plan but are terminated for Cause, you will not be eligible to receive Plan Benefits.
●	If you are designated as an eligible employee under the Plan but are removed from service and subsequently terminated for Cause, you will not be eligible to receive Plan Benefits.
●	If you are selected for and accept a regular full-time position with the Company or its affiliates following your Qualifying Termination but prior to receiving all Plan Benefits, you will not be eligible to receive further Plan Benefits.

Appendix A-1

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Other Important Information about the Plan
●	Your Plan Benefits are paid from the general assets of the Company or its participating affiliates. The Plan is not funded and no contributions are made to the Plan. Benefits under the Plan are paid from the general assets of the Company and its participating affiliates.
●	If you die before any Plan Benefits under the Plan are paid, such payment(s) may be paid to your estate upon execution of an effective waiver and release by your estate’s representative.
●	Any overpayments from the Plan may be recouped from future payments or by other means permitted by law.
●	Nothing in the Plan is a commitment of continued employment. Your employment is at-will. The Company’s and its affiliates’ right to terminate or change the terms of your employment remains the same as if the Plan had not been adopted.
●	Plan Benefits are paid only if the Plan Administrator determines that you are entitled to Plan Benefits.
●	As a participant in the Plan, you have certain rights under ERISA. Information about your rights and other important information can be found in the “Plan Administration” section.
●	If you disagree with your Plan Benefits, you must file a claim and provide any required information with the claim before Plan Benefits can be paid. See the “Claim Review Process for Plan Benefits” section for information on claim submissions and the review process.
●	Any claim for Plan Benefits must be filed within 60 days of your Termination Date.
●	Any legal action for benefits under the Plan must be brought within one year following the final decision on a claim brought in accordance with the Plan’s claims procedures. See the “Final Dispute Resolution” section for information on the procedure for legal action.
Changes to the Plan; Termination

The Company may amend or terminate the Plan at any time, but no amendment or termination of the Plan may, without your consent, materially impair your rights under the Plan.

Administrator and Administration

The “Plan Administrator” for the Plan is the Company. The Plan Administrator has the responsibility and authority to control and manage the operation and administration of the Plan. The Plan Administrator may assign or delegate any of its authority or duties to others. The Plan Administrator’s address and telephone number are:

Appendix A-2

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AeroVironment, Inc.

c/o Corporate Secretary

241 18th Street South, Suite 650

Arlington, VA 22202

(805) 520-8350

The Plan Administrator and any delegate thereof, each within its area of authority and responsibility, have the power and discretion to construe and interpret the Plan and to make factual determinations. Plan Benefits are paid only if the Plan Administrator or its delegate decides in its sole discretion that the applicant is entitled to the Plan Benefits. All decisions of the Plan Administrator (including any delegate) under the Plan will be in its sole discretion and will be final and binding upon all persons.

Claim Review Process for Plan Benefits

The Plan has a claim review process that must be followed whenever you submit a claim for benefits under the Plan.

Initial Decision

When you file a claim to receive Plan Benefits, the Plan Administrator or its delegate reviews the claim and makes a decision to either approve or deny the claim (in whole or in part). If your claim is determined to be valid, you will receive benefits under the Plan as provided for in Section III of the Plan. If your claim is denied, in whole or in part, you will receive a written notice of the claim decision no later than 90 days after receipt of your claim. In some situations, the Plan Administrator may need an extension of time of up to 90 days to make a decision (for example, if it needs additional information). If the Plan Administrator needs an extension, it will notify you of the reason for the extension and the date by which a decision on the claim can be expected within the initial 90-day period following receipt of your claim.

If Your Claim Is Denied

If your claim is denied, in whole or in part (an “adverse determination”), you will receive a written notice that explains in a manner calculated to be understood by you:

●	the specific reason(s) for the adverse determination;
●	specific references to the Plan provisions on which the adverse determination is based;
●	a description of any additional material or information needed from you and an explanation of why it is necessary; and
●	appropriate information as to the steps to be taken if you wish to submit your claim for review, including a description of the Plan’s review procedures and the time limits applicable to such procedures and a statement of your right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Appendix A-3

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Request for Review if Your Claim Is Denied

After receiving a denial notice, you or your legal representative may appeal the denied claim and may: (1) request a review upon written application to the Plan Administrator; (2) review pertinent documents; and (3) submit written comments, documents, records, or other information relating to the claim; provided that such appeal is made within 60 days of the date you receive notification of the denied claim. If written request for review is not made within such 60-day period, you will forfeit your right to review. If you and/or your representative timely appeal the denied claim, the Plan Administrator will provide you with, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to your claim. The Plan Administrator’s review will take into account all comments, documents, records, and other documents submitted by you relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

Final Decision

Upon receipt of a request for review, the Plan Administrator will provide written notification of its decision to you within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review. If such an extension is required, the Plan Administrator will notify you of such extension within 60 days of the date the appeal was received by the Plan Administrator, the special circumstances, and the date, no later than 120 days after the original date the review was requested, by which the Plan Administrator will notify you of its decision. If an extension is required due to your failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to you until the date on which you respond to the request for additional information. If you do not respond to the Plan Administrator’s request for additional information within the reasonable time frame set forth by the Plan Administrator, the Plan Administrator may deny your appeal. A written notification from the Plan Administrator that your appeal has been denied will set forth, in a manner calculated to be understood by you:

●	the specific reason(s) for the adverse determination;
●	specific references to the Plan provisions on which the adverse determination is based;
●	a statement that you are entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to your claim for benefits; and
●	a statement describing any voluntary appeal procedures offered by the Plan, your right to obtain information about those procedures, and your right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

No claim for benefits under the Plan may be brought in any forum until you (a) have submitted a written application for benefits in accordance with the procedures described above, (b) have been notified by the Plan Administrator or its delegate that the application is denied, (c) have filed a written request for a review of the application in accordance with the appeal

Appendix A-4

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procedure described above, and (d) have been notified in writing that the Plan Administrator has denied the appeal.

Final Dispute Resolution

Any and all claims and disputes under the Plan (including but not limited to claims and disputes regarding interpretation, scope, or validity of the Plan, and any pendant state claims if not otherwise preempted by ERISA) must follow the claims procedures described above, before you may take action in any other forum regarding a claim for benefits under the Plan. Furthermore, any action you initiate under the Plan must be brought in accordance with this provision and must be brought within one year of a final determination on the claim for benefits under these claims procedures or your benefit claim will be deemed permanently waived and abandoned and you will be precluded from reasserting it.

In the event of any such further dispute, claim, question, or disagreement arising out of or relating to this Plan, you shall use your best efforts and the Company shall use its best efforts to settle such dispute, claim, question, or disagreement. To this effect, you and the Company shall consult and negotiate with each other, in good faith, and, recognizing mutual interests, attempt to reach a just and equitable resolution satisfactory to both parties.

If you and the Company do not reach a resolution within a period of 30 days, then such unresolved dispute, claim, question, or disagreement, upon notice by any party to the other, shall be submitted to and finally settled by arbitration in accordance with the Streamlined or Comprehensive Arbitration Rules and Procedures (the “Rules”) of the Judicial Arbitration and Mediation Service (“JAMS”) in effect at the time demand for arbitration is made by any such party. The parties shall mutually agree upon a single arbitrator within 30 days of such demand. In the event that the parties are unable to so agree within such 30-day period, then within the following 30-day period, the parties will request from JAMS a list of qualified arbitrators and will select an arbitrator in accordance with the Rules. Unless otherwise mutually agreed, the arbitrator shall be a practicing attorney with at least 15 years of experience and at least five years of experience as an arbitrator. Arbitration shall occur in the JAMS office closest to Simi Valley, California or such other location as may be mutually agreed by the parties.

All awards made by the arbitrators shall be final and binding, and judgment may be entered based upon such award in any court of law having competent jurisdiction. Any such award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code (the “Federal Arbitration Act”). The parties acknowledge that this Plan evidences a transaction involving interstate commerce. The Federal Arbitration Act and the Rules shall govern the interpretation, enforcement, and proceedings pursuant to this provision. Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties to this Plan pending arbitration. Either party may make an application to the arbitrators seeking injunctive relief to maintain the status quo, or may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights and property of that party, until such times as the arbitration award is rendered or the controversy otherwise resolved. To the extent consistent with applicable law, the arbitrator may award fees and costs to the successful party.

Appendix A-5

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By participating in the Plan, you are agreeing to binding arbitration of any disputes that may arise relating to the Plan and waiving your right to a jury trial.

Discretionary Authority

Authority to decide initial claims under the Plan and denied claims on review under the Plan includes the full power and sole discretion to interpret Plan provisions and to make factual determinations, with the decisions, interpretations, and factual determinations made by the Plan Administrator or its delegate, as applicable, controlling. Any interpretation, determination or other action of such persons shall be subject to review only if it is arbitrary or capricious or otherwise an abuse of discretion. Any review of a final decision or action of the persons reviewing a claim shall be based only on such evidence presented to or considered by such persons at the time they made the decision that is the subject of review.

Appendix A-6

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Exhibit 10.3

Exhibit A — List of Key Employees (as of December 3, 2024)

Name	Position	Tier
Wahid Nawabi	Chairman, President and Chief Executive Officer	Tier 1 Key Employee
Kevin McDonnell	Senior Vice President and Chief Financial Officer	Tier 2 Key Employee
Melissa Brown	Senior Vice President, General Counsel & Chief Compliance Officer	Tier 2 Key Employee
Brian Shackley	Vice President and Chief Accounting Officer	Tier 2 Key Employee

Exhibit A-1

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Exhibit 10.3

Exhibit B — Release of All Claims and Potential Claims & Code of Business Conduct and Ethics Disclosure Statement

RELEASE OF ALL CLAIMS AND POTENTIAL CLAIMS

1.This Release of All Claims and Potential Claims (“Release”) is entered into by and between __________ (“Officer”) and AeroVironment, Inc., a Delaware corporation (hereinafter the “Company”). Officer is a Key Employee under the AeroVironment, Inc. Executive Severance Plan (the “Plan”). In consideration of the promises made herein and the consideration due Officer under the Plan, this Release is entered into between the parties effective as of the Release Effective Date (as defined below).
2.(a) The purposes of this Release are to settle completely and release the Company, its individual and/or collective officers, directors, stockholders, agents, parent companies, subsidiaries, affiliates, predecessors, successors, assigns, employees (including all former employees, officers, directors, stockholders and/or agents), attorneys, representatives and employee benefit programs (including the trustees, administrators, fiduciaries and insurers of such programs) (referred to collectively as “Releasees”) in a final and binding manner from every claim and potential claim for relief, cause of action and liability of any and every kind, nature and character whatsoever, known or unknown, that Officer has or may have against Releasees arising out of, relating to or resulting from any events occurring prior to the execution of this Release, including but not limited to any claims and potential claims for relief, causes of action and liabilities arising out of, relating to or resulting from the employment relationship between Officer and the Company and its subsidiaries, affiliates and predecessors, and/or the termination of that relationship including any and all claims and rights under the Age Discrimination in Employment Act (“ADEA”), and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730, but excluding any rights or benefits to which Officer is entitled under the Plan.
(b)This is a compromise settlement of all such claims and potential claims, known or unknown, and therefore this Release does not constitute either an admission of liability on the part of Officer and the Company or an admission, directly or by implication, that Officer and/or the Company, its subsidiaries, affiliates or predecessors, have violated any law, rule, regulation, contractual right or any other duty or obligation. The parties hereto specifically deny that they have violated any law, rule, regulation, contractual right or any other duty or obligation.
(c)This Release is entered into freely and voluntarily by Officer and the Company solely to avoid further costs, risks and hazards of litigation and to settle all claims and potential claims and disputes, known or unknown, in a final and binding manner.
3.For and in consideration of the promises and covenants made by Officer to the Company and the Company to Officer, contained herein, Officer and the Company have agreed and do agree as follows:
(a)Officer waives, releases and forever discharges Releasees from any claims and potential claims for relief, causes of action and liabilities, known or unknown, that Officer has or may have against Releasees arising out of, relating to or resulting from any events occurring

Exhibit B-1

US-DOCS\154590967.7

prior to the execution of this Release, including but not limited to any claims and potential claims for relief, causes of action and liabilities of any and every kind, nature and character whatsoever, known or unknown, arising out of, relating to or resulting from the employment relationship between Officer and the Company and its subsidiaries, affiliates and predecessors, and the termination of that relationship. For example, Officer is releasing all common law contract, tort, or other claims Officer might have, as well as all claims Officer might have under the ADEA, the Older Workers Benefit Protection Act, the Worker Adjustment & Retraining Notification Act (“WARN Act”), Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Equal Pay Act, the Family and Medical Leave Act, the Americans With Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Equal Pay Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, the California Equal Pay Law, the Moore-Brown-Roberti Family Rights Act of 1991, the California WARN Act, Cal. Lab. Code § 1400 et seq.; the California False Claims Act, Cal. Gov’t Code § 12650 et seq.; or the California Corporate Criminal Liability Act, California Labor Code, including but not limited to, Section 200 et seq. and 1102.5, and any applicable California Industrial Welfare Commission order and any similar domestic or foreign laws. In addition, this Release does not cover, and nothing in this Release shall be construed to cover, any claim that cannot be so released as a matter of applicable law.
(b)Officer agrees that Officer will not directly or indirectly institute any legal proceedings against Releasees before any court, administrative agency, arbitrator or any other tribunal or forum whatsoever by reason of any claims and potential claims for relief, causes of action and liabilities of any and every kind, nature and character whatsoever, known or unknown, arising out of, relating to or resulting from any events occurring prior to the execution of this Release, including but not limited to any claims and potential claims for relief, causes of action and liabilities arising out of, relating to or resulting from the employment relationship between Officer and the Company and its subsidiaries, affiliates and predecessors, and/or the termination of that relationship, including any and all claims and rights under the ADEA.
(c)Officer agrees not to engage in any conduct or make any oral or written public statement that is in any way critical of, or disparaging to, or otherwise derogatory about the Company or any of its products, services, business affairs, or financial condition, or any of the Company’s partners, affiliates, successors, or assigns, including any of its present or former officers, directors, partners, agents, or employees. However, nothing in this subsection shall prohibit Officer from complying with any lawful subpoena or court order or taking any other actions affirmatively authorized by law.
(d)Officer has disclosed to the Company any information Officer has concerning any conduct involving the Company or any affiliate that Officer has any reason to believe may be unlawful or that involves any false claims to the United States. Officer promises to cooperate fully in any investigation the Company or any affiliate undertakes into matters occurring during Officer’s employment with the Company or any affiliate.
(e)The parties understand and agree that nothing in the Plan or this Release: (i) limits or affects Officer’s right to challenge the validity of this Release, including, without limitation, a challenge under the ADEA; (ii) in any way interferes with Officer’s right and

Exhibit B-2

US-DOCS\154590967.7

responsibility to give truthful testimony under oath; or (iii) precludes Officer from participating in an investigation, filing a charge or otherwise communicating with any federal, state or local government office, official or agency, including, but not limited to, the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, or the Securities and Exchange Commission. Officer agrees never to seek or accept any compensatory damages, back pay, front pay or reinstatement remedies for Officer personally with respect to any claims released by this Release; provided, however, that Officer may accept awards form the Securities and Exchange Commission.
4.Officer agrees to continue to comply with the terms of the Full Release and the Company’s standard form of confidential information and inventions assignment agreement and/or other agreements regarding non-competition, non-solicitation, non-disparagement, confidentiality, assignment of inventions or other similar covenants between such Eligible Employee and the Company (the “Restrictive Covenants”), including all post-termination obligations contained therein. In addition to all other rights and remedies available to the Company under law or in equity, the Company shall be entitled to withhold all Plan Benefits payable under the Plan in the event of your breach of Restrictive Covenants.
5.As a material part of the consideration for this Release, Officer and Officer’s agents and attorneys, agree to keep completely confidential and not disclose to any person or entity, except immediate family, attorneys, accountants, or tax preparers, or in response to a court order or subpoena, the terms and/or conditions of this Release and/or any understandings, agreements, provisions and/or information contained herein or with regard to the employment relationship between Officer and the Company and its subsidiaries, affiliates and predecessors.
6.Any dispute, claim or controversy of any kind or nature, including but not limited to the issue of arbitrability, arising out of or relating to this Release, or the breach thereof, or any disputes which may arise in the future, shall be settled in a final and binding before an arbitrator appointed by the Judicial Arbitration and Mediation Service in accordance with Annex 2 to this Release. The prevailing party shall be entitled to recover all reasonable attorneys’ fees, costs and necessary disbursements incurred in connection with the arbitration proceeding. Judgment upon the award may be entered in any court having jurisdiction thereof. The Company and the Officer acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or related to the Release. Employee further waives Employee’s right to pursue claims against the Company on a class, collective, or representative action; provided, however, that Employee does not waive Employee’s right, to the extent preserved by law, to pursue representative claims against the Company under the California Private Attorney General Act.
7.It is further understood and agreed that Officer has not relied upon any advice whatsoever from the Company and/or its attorneys individually and/or collectively as to the taxability, whether pursuant to Federal, State or local income tax statutes or regulations, or otherwise, of the consideration transferred hereunder and that Officer will be solely liable for all of Officer’s tax obligations. Officer understands and agrees that the Company or its subsidiaries, affiliates or predecessors, may be required by law to report all or a portion of the amounts paid to Officer and/or Officer’s attorney in connection with this Release to federal and state taxing

Exhibit B-3

US-DOCS\154590967.7

authorities. Officer waives, releases, forever discharges and agrees to indemnify, defend and hold the Company harmless with respect to any actual or potential tax obligations imposed by law.
8.Officer acknowledges that Officer has read, understood and truthfully completed the Business Ethics and Conduct Disclosure Statement attached hereto as Annex 1.
9.It is further understood and agreed that Releasees and/or their attorneys shall not be further liable either jointly and/or severally to Officer and/or Officer’s attorneys individually or collectively for costs and/or attorneys’ fees, including any provided for by statute, nor shall Officer and/or Officer’s attorneys be liable either jointly and/or severally to the Company and/or its attorneys individually and/or collectively for costs and/or attorneys’ fees, including any provided for by statute.
10.Officer understands and agrees that if the facts with respect to which this Release are based are found hereafter to be other than or different from the facts now believed by Officer to be true, Officer expressly accepts and assumes the risk of such possible difference in facts and agrees that this Release shall be and remain effective notwithstanding such difference in facts.
11.Officer understands and agrees that there is a risk that the damage and/or injury suffered by Officer may become more serious than Officer now expects or anticipates. Officer expressly accepts and assumes this risk, and agrees that this Release shall be and remains effective notwithstanding any such misunderstanding as to the seriousness of said injuries or damage.
12.Officer understands and agrees that if Officer hereafter commences any suit arising out of, based upon or relating to any of the claims and potential claims for relief, cause of action and liability of any and every kind, nature and character whatsoever, known or unknown, Officer has released herein, Officer agrees to pay Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit.
13.It is further understood and agreed that this Release shall be binding upon and will inure to the benefit of Officer’s spouse, heirs, successors, assigns, agents, employees, representatives, executors and administrators and shall be binding upon and will inure to the benefit of the individual and/or collective successors and assigns of Releasees and their successors, assigns, agents and/or representatives.
14.This Release shall be construed in accordance with and governed for all purposes by the laws of the State of [____].
15.Officer agrees that Officer will not seek future employment with, nor need to be considered for any future openings with the Company, any division thereof, or any subsidiary or related corporation or entity.
16.Officer and Releasees expressly waive all rights under Section 1542 of the Civil Code of the State of California, which they fully understand, and any other similar provision or the law of any other state or jurisdiction. Section 1542 provides as follows:

Exhibit B-4

US-DOCS\154590967.7

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY, AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

17.Notwithstanding anything in this Release to the contrary, Officer does not waive, release or discharge any rights to indemnification for actions occurring through Officer’s affiliation with the Company or its subsidiaries, affiliates or predecessors, whether those rights arise from statute, corporate charter documents or any other source nor does Officer waive, release or discharge any right Officer may have pursuant to any insurance policy or coverage provided or maintained by the Company or its subsidiaries, affiliates or predecessors.
18.If any part of this Release is found to be either invalid or unenforceable, the remaining portions of this Release will still be valid and enforceable.
19.This Release is intended to release and discharge any claims of Officer under the Age Discrimination and Employment Act. To satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. section 626(f), the parties agree as follows:
A.	Officer acknowledges that Officer will receive consideration in exchange for this Release to which Officer would not otherwise be entitled.
B.	Officer acknowledges that Officer has read and understands the terms of this Release.
C.	Officer acknowledges that Officer has the right to and has been advised in writing to consult with an attorney, if desired, concerning this Release and has received all advice Officer deems necessary concerning this Release.
D.	Officer acknowledges that Officer has been given twenty-one (21) days (or forty-five (45) days, if required by applicable law) to consider whether to enter into this Release, has taken as much of this time as necessary to consider whether to enter into this Release, and has chosen to enter into this Release freely, knowingly and voluntarily.
E.	For a seven day period following the execution of this Release, Officer may revoke this Release by delivering a written revocation to at the Company. This Release shall not become effective and enforceable until the revocation period has expired. The date on which this Release becomes effective is referred to herein as the “Release Effective Date.”
20.Officer acknowledges that Officer has been encouraged to seek the advice of an attorney of Officer’s choice with regard to this Release. Having read the foregoing, having understood and agreed to the terms of this Release, and having had the opportunity to and having been advised by independent legal counsel, the parties hereby voluntarily affix their signatures.

Exhibit B-5

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21.This Release is to be interpreted without regard to the draftsperson. The terms and intent of this Release shall be interpreted and construed on the express assumption that all parties participated equally in its drafting.
22.This Release constitutes a single integrated contract expressing the entire agreement of the parties hereto. Except for the Plan, which defines certain obligations on the part of both parties, and this Release, there are no agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter herein.
23.This Release only may be amended by a written agreement that the Company and Officer both sign.

Dated: _________, 20___

[Signature]

[Print Name]

AeroVironment, Inc.

By:

Name:

Its:

Exhibit B-6

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Exhibit 10.3

Annex 1 to release of claims

CODE OF BUSINESS CONDUCT AND ETHICS

DISCLOSURE STATEMENT

Are you aware of any illegal or unethical practices or conduct anywhere within AeroVironment, Inc. or its subsidiaries, affiliates or predecessors (the “Company”) (including, but not limited to, improper charging practices, or any violations of the Company’s Code of Business Conduct and Ethics, as amended and restated as of the date of this Disclosure Statement)?

Yes ☐No ☐

(Your answer to all questions on this form will not have any bearing on the fact or terms of your Release with the Company.)

If the answer to the preceding question is “yes,” list here, in full and complete detail, all such practices or conduct. (Use additional pages if necessary.)

Have any threats or promises been made to you in connection with your answers to the questions on this form?

Yes ☐No ☐

If “yes,” please identify them in full and complete detail. Also, notify the Company’s General Counsel immediately.

I declare under penalty of perjury, under the laws of the State of California and of the United States, that the foregoing is true and correct.

Executed this _______ of _______, 20__.

[Signature]

[Print Name]

Annex 1-1

US-DOCS\154590967.7

Exhibit 10.3

Annex 2 to Release of claims

DISPUTE RESOLUTION PROGRAM

1.	Arbitration Procedural Rules

Either party may initiate an arbitration under the then-current JAMS Employment Dispute Rules and Procedures. The applicable arbitral rules are available for review at www.jamsadr.com (under the Rules/Clauses tab).

1.1.	The parties will make reasonable efforts to agree upon a mutually satisfactory arbitrator chosen from the JAMS panels. If the parties are unable to agree upon an arbitrator within 30 days of either party’s notice to the other party of a demand for arbitration, the Company will request from JAMS a list of qualified arbitrators. The parties will then select an arbitrator in accordance with JAMS Employment Dispute Rules and Procedures. Unless otherwise mutually agreed, the arbitrator shall be a practicing attorney with at least 15 years of experience and at least five years of experience as an arbitrator.
1.2.	The Company and the Officer agree that the arbitration will be conducted by a single arbitrator in the JAMS office (as applicable) closest to nearest the Officer’s most recent assigned place of work (or such other location as is mutually agreed to by the parties).
1.3.	The nature of the substantive claims asserted will determine which body of substantive laws will apply. In the event that there is a dispute regarding which substantive laws apply, the arbitrator shall decide that issue.
1.4.	The parties agree that all proceedings before the arbitrator will remain confidential between the parties, including but not limited to any depositions, discovery, pleadings, exhibits, testimony, or award. The parties will inform third parties (including witnesses) necessary to the proceeding that the proceeding is confidential, and use reasonable efforts to secure that individual’s agreement to maintain such confidentiality. The requirement of confidentiality, however, will not apply in the event that either party seeks to confirm an arbitral award and enter a judgment thereon in an appropriate court, or if any such arbitral award is appealed to an appropriate court.
2.	Injunctive or Other Interim Relief.

Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties to the Release pending arbitration. The Company or the Officer may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Paragraph 2, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy).

Annex 2-1

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3.	Remedies, Written Decision, Fees.

Final resolution of any dispute through arbitration may include any remedy or relief available under applicable law. At the conclusion of the arbitration, if either party requests, the arbitrator will issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any costs unique to arbitration (such as the costs of the arbitrator and room fees) will be paid by the Company and the parties will otherwise bear their own fees and costs, including attorneys’ fees and expert fees. The Company and the Officer acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or related to the Release. A successful party may make application to the arbitrator for an award of fees and/or costs and the arbitrator may award such fees and costs consistent with applicable law.

4.	Application of FAA and Questions of Arbitrability.

The Company and the Officer agree that the Federal Arbitration Act, 9 U.S.C. § 1 et seq. (“FAA”) governs the enforceability of any and all of the arbitration provisions in the Release and/or this Exhibit. All awards made by the arbitrator shall be final and binding, and judgment may be entered based upon such award in any court of law having competent jurisdiction. Any such award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the FAA. Questions related to procedures (including venue and choice of arbitrator), timeliness, and arbitrability (that is whether an issue is subject to arbitration under the Release and/or this Exhibit) shall be decided by the arbitrator.

Claims filed must be timely, i.e., within the time set by the applicable statute(s) of limitations.

5.	Administrative Remedies.

The parties further agree that nothing in the Release and/or this Exhibit precludes any party from filing or participating in administrative proceedings before the California Unemployment Insurance Appeals Board, California Workers Compensation Appeals Board, California Labor Commissioner, California Division of Labor Standards Enforcement, the California Department of Fair Employment & Housing, or similar California or federal administrative agencies, to address alleged violations of law enforced by those agencies. If the Officer exercises such administrative remedies, the Company will not retaliate against the Officer for doing so. The Company, however, reserves the right to oppose any such administrative proceeding, including on the grounds that such agency(ies) lack jurisdiction over any dispute. Notwithstanding the foregoing, to the extent permitted by law, if the Officer or the Company seeks to appeal any such administrative award to a court of competent jurisdiction and/or for a trial de novo in such a court, the Officer and the Company agree that that such appeal or trial de novo is subject to the binding arbitration requirement described above in the Release and this Exhibit.

Annex 2-2

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6.	The Officer Understands His/Her Agreement to Arbitrate.

The Officer represents and warrants that he/she understands the meaning and effect of the agreement to arbitrate and has been provided reasonable time and opportunity to consult with legal counsel regarding this agreement to arbitrate.

Annex 2-3

US-DOCS\154590967.7